EXHIBIT 99.1

reAlpha Tech Corp. Announces 1,909% Year-over-Year Revenue Growth for Quarter Ended June 30, 2025

DUBLIN, Ohio, August 14, 2025 (GLOBE NEWSWIRE) -- reAlpha Tech Corp. (Nasdaq: AIRE) (the “Company” or “reAlpha”), an AI-powered real estate technology company, today announced financial results and business highlights for the quarter ended June 30, 2025.

Financial Highlights

•	Revenue increased 1,909% to approximately $1.3 million in the second quarter of 2025, compared to $62,353 in the second quarter of 2024.

•	Cash at the end of the second quarter of 2025 was $587,311 compared to approximately $3.7 million in the second quarter of 2024.

•

Gross profit was $621,465 in the second quarter of 2025, compared to $44,103 in the second quarter of 2024. The increase was primarily driven by mortgage brokerage transactions provided by our subsidiaries, reAlpha Mortgage (f/k/a Be My Neighbor) and GTG Financial, Inc., which included loan origination fees, broker commissions, and processing fees. Gross profit margin declined from 71% to 50% year-over-year, reflecting higher cost of revenue from delivering loan brokerage services and technology solutions.

•	Adjusted EBITDA was approximately $(3.5) million in the second quarter of 2025, compared to approximately $(1.1) million in the second quarter of 2024.

•	Net loss was approximately $4.1 million in the second quarter of 2025, compared to approximately $1.5 million in the second quarter of 2024.

Piyush Phadke, Chief Financial Officer of reAlpha, commented, “We believe that our second quarter’s performance demonstrates the scalability of our platform strategy and reflects the significant traction we are beginning to achieve across our real estate and mortgage operations.” He further added, “We remain focused on balancing our growth with fiscal discipline as we commercialize our AI infrastructure and position reAlpha for long-term value creation.”

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Business Highlights

•

In June 2025, reAlpha appointed Mike Logozzo as Chief Executive Officer to lead the Company through its next phase of growth. Mr. Logozzo, who previously served in the President, Chief Operating Officer, and Chief Financial Officer roles, has been instrumental in expanding reAlpha’s national footprint, launching the Company’s proprietary AI platform Claire, and strengthening its real estate, mortgage, and title capabilities. He succeeded founder and former Chief Executive Officer Giri Devanur, who now serves as the Executive Chairman of the Company’s Board of Directors.

•

reAlpha launched a proprietary AI-powered Loan Officer Assistant intended to streamline mortgage operations and reduce processing time. The internal tool automates key loan origination tasks such as document collection and borrower communication, helping loan officers manage higher volumes with greater efficiency. Early internal performance metrics[1] show an approximately 60% reduction in the manual document preparation and reconciliation time at the loan processing stage of the loan intake process, resulting in a 20% reduction in time per loan file. The anticipated time savings through the use of the AI-powered Loan Officer Assistant are expected to support reAlpha’s broader strategy to scale mortgage operations while improving borrower experience.

•

The Company fully repaid the approximately $4.47 million principal balance outstanding, including a 9% prepayment penalty, on its $5.45 million secured promissory note to Streeterville Capital prior to its scheduled maturity. The early repayment of the secured promissory note strengthens reAlpha’s balance sheet, simplifies its capital structure, and supports financial flexibility for future growth.

•

reAlpha appointed Cristol Rippe as Chief Marketing Officer. In this role, Ms. Rippe directs the Company’s brand, marketing, and communications, including growth strategy, media partnerships, and go-to-market execution. She brings over 20 years of experience scaling high-growth fintech and real estate companies, most recently serving as Chief Marketing Officer and Chief Operations Officer at Landed and previously leading marketing at Root Insurance through its IPO.

•

During the second quarter of 2025, the Company implemented a new internal organizational structure, driving further integration of Naamche, one of its subsidiaries. The Company transitioned to a functional model with dedicated leadership across key departments, including Strategy, Finance, Marketing, Operations, Technology, and the office of the Chief Executive Officer. This realignment is intended to enhance operational efficiency, improve cross-functional coordination, and support the Company’s continued platform growth.

•

As part of the Company’s corporate development strategic initiatives, reAlpha expanded its AI-powered homebuying platform into Texas with the launch of real estate brokerage services through its REALTOR® affiliate, marking the first step in its national rollout strategy. The Company also entered the Utah mortgage market, which ranks among the fastest-growing states in the U.S., in terms of year-over-year population growth[2]. These expansions extend reAlpha’s realty, mortgage, and title platform, creating an integrated experience.

•

reAlpha transitioned the Be My Neighbor brand to reAlpha Mortgage. As part of the rebrand, the Company strengthened its leadership with the appointment of Jamie Cavanaugh as Chief Executive Officer of reAlpha Mortgage and Rocky Billore as Chief Sales Officer of reAlpha Mortgage, and onboarded five high-performing loan officers to support reAlpha’s expansion in its key markets, such as Florida and Texas. The unified brand also strengthens brand cohesion and cultural consistency across the Company.

•

reAlpha launched a redesigned website experience, better reflecting its development into an integrated AI-powered real estate company. The new website interface is intended to support reAlpha’s go-to-market strategy, strengthen brand positioning, and reinforce the Company’s commitment to transparency, design simplicity, and intuitive navigation.

•

The Company fully integrated its customer relationship management (CRM) platform across real estate and mortgage operations, automating lead capture, pipeline management, task routing, and follow-ups, which is expected to reduce manual effort, improve data accuracy, and boost engagement.

____________________

1 These early operational results are based on preliminary internal testing with a limited sample size and have not been independently verified.

2 Immigration drives nation’s population growth, Stateline, https://stateline.org/2024/12/20/immigration-drives-nations-population-growth/

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About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company transforming the multi-trillion dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines the homebuying journey, including real estate brokerage, mortgage and title services. With a strategic, acquisition-driven growth model and a proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a streamlined and more affordable path to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements by reAlpha’s Chief Financial Officer, Piyush Phadke, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to commercialize its developing AI-based technologies; reAlpha’s ability to successfully enter new geographic markets; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings against reAlpha; reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; reAlpha’s ability to successfully identify and acquire companies that are complementary to its business model; the inability to maintain and strengthen reAlpha’s brand and reputation; reAlpha’s ability to reduce its manual loan processing time and manual effort of its employees through the implementation of its Loan Officer Assistant and CRM platform across real estate and mortgage operations; reAlpha’s ability to improve data accuracy and boost engagement of its brand through its redesigned website and the integration of CRM platform across real estate and mortgage operations; reAlpha’s ability to enhance its operational efficiency, improve cross-functional coordination and support the reAlpha platform’s continued growth through the implementation of its new internal organizational structure; reAlpha’s ability to continue attracting loan officers and maintain its relationship with its REALTOR® affiliate to expand its operations nationally; any accidents or incidents involving cybersecurity breaches and incidents; the inability to accurately forecast demand for AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; the inability of reAlpha to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against reAlpha; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s SEC filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Cristol Rippe, Chief Marketing Officer

media@realpha.com

Investor Relations Contact:

Adele Carey, VP of Investor Relations

investorrelations@realpha.com

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reAlpha Tech Corp. and Subsidiaries
Condensed Consolidated Balance Sheet
June 30, 2025 (Unaudited) and December 31, 2024

	June 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash	$587,311	$3,123,530
Accounts receivable, net	197,158	182,425
Receivable from related parties	2,259	12,873
Prepaid expenses	3,849,221	180,158
Current assets of discontinued operations	53,476	56,931
Other current assets	372,182	487,181
Total current assets	$5,061,607	$4,043,098

Property and Equipment, at cost
Property and equipment, net	51,328	102,638

Other Assets
Investments	212,602	215,000
Other long term assets	848,000	31,250
Intangible assets, net	3,172,083	3,285,406
Goodwill	6,171,918	4,211,166
Capitalized software development - work in progress	-	105,900

TOTAL ASSETS	$15,517,538	$11,994,458

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$1,184,106	$655,765
Related party payables	5,724	9,287
Short term loans - related parties -current portion	258,239	261,986
Short term loans - unrelated parties -current portion	324,656	519,153
Note payable, current-net of discount	3,741,878
Accrued expenses	1,057,665	1,164,813
Deferred liabilities, current portion	2,916,219	1,534,433
Total current liabilities	$9,488,487	$4,145,437

Long-Term Liabilities
Embedded derivative liability	4,745,634	-
Preferred stock liability	249,458	-
Other long term loans - related parties - net of current portion	22,514	45,052
Other long term loans - unrelated parties - net of current portion	152,925	241,121
Note payable, net of discount	-	4,909,376
Other long term liabilities	1,959,000	1,086,000
Total liabilities	$16,618,018	$10,426,986

Stockholders' (Deficit) Equity
Series A Convertible Preferred Stock ($0.001 par value; 5,000,000 shares authorized) 1,000,000 shares designated; 264,063 and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	-	-
Common stock ($0.001 par value; 200,000,000 shares authorized, 52,364,654 shares outstanding as of June 30, 2025; 200,000,000 shares authorized, 45,864,503 shares outstanding as of December 31, 2024)	52,363	45,865
Additional paid-in capital	44,174,344	39,770,060
Accumulated deficit	(45,222,909)	(38,260,913)
Accumulated other comprehensive income	(113,356)	5,011
Total stockholders’ (deficit) equity of reAlpha Tech Corp	(1,109,558)	1,560,023

Non-controlling interests in consolidated entities	9,078	7,449
Total stockholders’ (deficit) equity	(1,100,480)	1,567,472

TOTAL LIABILITIES AND STOCKOLDERS’ (DEFICIT) EQUITY	$15,517,538	$11,994,458

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reAlpha Tech Corp. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
For the Three Ended March 31, 2025 and 2024 (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Revenues	$1,252,381	$62,353	$2,178,016	$82,779
Cost of revenues	630,916	18,250	1,037,884	36,499
Gross Profit	621,465	44,103	1,140,132	46,280

Operating Expenses
Wages, benefits and payroll taxes	1,576,421	476,179	2,636,525	895,084
Repairs and maintenance	106	846	960	1,595
Utilities	6,705	979	11,918	2,641
Travel	23,393	64,317	84,384	111,281
Dues and subscriptions	40,007	24,385	92,239	36,743
Marketing and advertising	1,483,672	130,378	2,002,611	207,740
Professional and legal fees	1,003,732	311,792	1,745,891	780,517
Depreciation and amortization	131,045	69,331	310,194	140,784
Impairment of capitalized software	105,900	-	105,900	-
Other operating expenses	339,614	175,291	660,899	312,319
Total operating expenses	4,710,595	1,253,498	7,651,521	2,488,704

Operating Loss	(4,089,130)	(1,209,395)	(6,511,389)	(2,442,424)

Other Expense (income)
Changes in fair value of contingent consideration	(174,000)	-	(81,000)	-
Interest expense, net	292,004	678	497,251	11,12)
Change in fair value of preferred stock liability and embedded derivative liability	(339,378)	-	(339,378)	-
Other expense, net	242,260	(267,368)	372,106	(442,100)
Total other expense	20,886	(268,046)	448,979	(453,223)

Net Loss from continuing operations before income taxes	(4,110,016)	(1,477,441)	(6,960,368)	(2,895,647)
Income tax (expense) benefit	-	-	-	-

Net Loss from continuing operations	(4,110,016)	(1,477,441)	(6,960,387)	(2,895,647)

Discontinued operations (Roost and Rhove)
Loss from operations of discontinued Operations	-	(871)	-	(1,710)
Income tax benefit	-	-	-	-
Loss on discontinued operations	-	(871)	-	(1,710)

Net Loss	$(4,110,016)	$(1,478,312)	$(6,960,368)	$(2,897,357)

Less: Net Loss Attributable to Non-Controlling Interests	2,038	17	1,629	(48)

Net Loss Attributable to Controlling Interests	$(4,112,054)	$(1,478,329)	$(6,961,997)	$(2,897,309)

Other comprehensive income
Foreign currency translation adjustments	(106,436)	-	(98,511)	-
Total other comprehensive loss	(106,436)	-	(98,511)	-

Comprehensive Loss Attributable to Controlling Interests	$(4,218,490)	$(1,478,329)	$(7,060,508)	$(2,897,309)

Basic loss per share
Continuing operations	$(0.08)	$(0.03)	$(0.14)	$(0.07)
Discontinued operations	$-	$-	$-	$-
Net Loss per share — basic	$(0.08)	$(0.03)	$(0.14)	$(0.07)

Diluted loss per share
Continuing operations	$(0.08)	$(0.03)	$(0.14)	$(0.07)
Discontinued operations	$-	$-	$-	$-
Net Loss per share — diluted	$(0.08)	$(0.03)	$(0.14)	$(0.07)

Weighted-average outstanding shares — basic	51,289,445	44,224,893	48,663,950	44,173,208

Weighted-average outstanding shares — diluted	51,289,445	44,224,893	48,663,950	44,173,208

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reAlpha Tech Corp. and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2025, and 2024 (unaudited)

	For the Six Months Ended	For the Six Months Ended
	June 30, 2025	June 30, 2024

Cash Flows from Operating Activities:
Net Loss	$(6,960,367)	$(2,897,357)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	261,444	140,784
Impairment of capitalized software	105,900	-
Amortization of loan discounts	242,502	-
Stock based compensation	271,343	203,146
Change in fair value of contingent consideration	(81,000)	-
Loss on extinguishment of debt	70,065	-
Change in fair value of preferred stock liability and embedded derivative liability	(339,378)	-
Non cash commitment fee expenses	250,000	250,000
Non cash marketing and advertising	1,293,991	-
Non cash compensation - GTG Financial	106,000	-
Non cash dividend payable Series A convertible preferred stock	49,548	-
Loss/(gain) on sale of property	48,748	(31,392)
Loss/(gain) from equity method investment	2,398	(129,045)
Changes in operating assets and liabilities
Accounts receivable	(14,733)	152,829
Receivable from related parties	10,614	-
Payable to related parties	(3,563)	-
Prepaid expenses	61,946	111,883
Other current assets	(225,920)	(17,670)
Accounts payable	428,013	28,102
Accrued expenses	(216,616)	(362,159)
Deferred liabilities	37,036	-
Total adjustments	2,358,338	346,478
Net cash used in operating activities	(4,602,029)	(2,550,879)

Cash Flows from Investing Activities:
Additions to property and equipment	(27,114)	(1,245)
Loss from sale of property	-	78,000
Net cash paid to acquire business	349,529	786
Cash used for additions to intangible assets	(131,283)	(156,964)
Net cash provided by (used in) investing activities	191,132	(79,423)

Cash Flows from Financing Activities:
Proceeds from issuance of debt	155,481	-
Payments of debt	(1,554,456)	(143,885)
Proceeds from issuance of common stock	3,508,490	-
Equity issuance costs	(235,251)	-
Net cash provided by (used in) financing activities	1,874,264	(143,885)

Net decrease in cash	(2,536,633)	(2,774,187)

Effect of exchange rate changes on cash	-	144

Cash - Beginning of Period	3,123,944	6,456,370

Cash - End of Period	$587,311	$3,682,327

Supplemental disclosure of cash flow information
Cash paid for interest	38,758	-

Non-cash Investing and Financing Activities:
Preferred stock issuance - MMC transaction	5,000,000	-
Preferred stock issuance - GTG Financial	284,922	-
Deferred cash payments - GTG Financial	1,344,750	-
Common stock issuance - GTG acquisition	451,135	-
Common stock issuance - Streeterville Capital, LLC	370,065	-
Common stock issuance - GTG Financial	1,287,000	-

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Non-GAAP Financial Measures

To supplement our financial information presented in accordance with U.S. GAAP, we believe “Adjusted EBITDA,” a “non-U.S. GAAP financial measure,” as such term is defined under the rules of the SEC, is useful in evaluating our operating performance. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-U.S. GAAP financial measures may be helpful to investors because it provides consistency and comparability with past financial performance. However, this non-U.S. GAAP financial measures is presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate a similarly titled non-U.S. GAAP measure differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-U.S. GAAP financial measure as a tool for comparison. A reconciliation is provided below for our non-U.S. GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measure and the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable U.S. GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

We use Adjusted EBITDA, a non-U.S. GAAP financial measure, to evaluate our operating performance and facilitate comparisons across periods and with peer companies. We reconcile our Adjusted EBITDA to our net income (loss) adjusted to exclude interest expense, depreciation and amortization, changes in fair value of contingent consideration and preferred stock, share-based compensation, and other non-cash, non-operating, or non-recurring items that we believe are not indicative of our core business operations. We believe this measure provides useful insight into our ongoing performance; however, it should not be considered a substitute for, or superior to, net income or other financial information prepared in accordance with U.S. GAAP.

The following table provides a reconciliation of net income to Adjusted EBITDA for the periods presented below:

	For the Three Months Ended June 30,		For the Six Months Ended June 30
	2025	2024	2025	2024
Net loss	$(4,110,016)	$(1,478,312)	$(6,960,367)	$(2,897,357)
Adjusted to exclude the following
Depreciation and amortization	131,045	69,331	261,444	140,784
Amortization of loan discounts and origination fee	121,251	-	242,502	-
Impairment of capitalized software development - work in progress (1)	105,900	-	105,900	-
Changes in fair value of contingent consideration (2)	(174,000)	-	(81,000)	-
Change in fair value of Series A Preferred Stock (3)	(339,378)	-	-	-
Loss (gain) on equity method investments	1,526	(129,045)	2,456	(129,045)
Interest expense	240,818	678	303,499	11,123
GEM commitment fee (4)	125,000	125,000	250,000	250,000
Share based compensation (5)	192,988	203,146	271,343	203,146
Equity offering costs (6)	230,774	-	230,774	-
Acquisition-related expenses	-	61,691	87,352	184,748
Adjusted EBITDA	$(3,474,092)	$(1,147,511)	$(5,286,097)	$(2,236,601)

(1) Represents the impairment of capitalized software due to discontinued development and the software becoming obsolete.

(2) Represents remeasurement gains or losses related to the contingent consideration of reAlpha Mortgage.

(3) Represents non-cash remeasurement gains or losses related to preferred stock issued in the Mercurius Media Capital LP and GTG Financial, Inc. transactions.

(4) Represents the commitment fee of $1,000,000 incurred in connection with the equity facility with GEM Yield Bahamas Limited  and GEM Global Yield LLC SCS, which has been amortized over a period of 24 months beginning on October 23, 2023.

(5) Represents non-cash expenses related to shares of common stock issued to certain employees and restricted stock units granted to certain executive officers and certain employees.

(6) Represents legal and professional fees incurred in connection with the warrant inducement transaction and at-the-market offering with H.C. Wainwright & Co., LLC.

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